CERTIFICATION


     To my knowledge, this Report on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Tri -County Financial Corporation.



                        By:/s/ Michael L. Middleton
                           -----------------------------------------------------
                           Michael L. Middleton
                           President and Chief Executive Officer



                        By:/s/ William J. Pasenelli
                           -----------------------------------------------------
                           William J. Pasenelli
                           Executive Vice President and  Chief Financial Officer


May 15, 2003